Exhibit 99.1

C4 Therapeutics Announces Chief Financial Officer Succession

WATERTOWN, Mass., September 5, 2023 (GLOBE NEWSWIRE) -- C4 Therapeutics, Inc. (C4T) (Nasdaq: CCCC), a clinical-stage biopharmaceutical company dedicated to advancing targeted protein degradation science to develop a new generation of small-molecule medicines and transform how disease is treated, today announced the appointment of Kendra Adams as chief financial officer (CFO), effective September 18, 2023. She will succeed Lauren White, who will be leaving C4T to pursue a new role with a commercial-stage pharmaceutical company.
Ms. Adams joined C4T in November 2020 as senior vice president, investor relations & corporate communications and a member of the company’s management team. She has more than twenty-five years of experience in financial, operational and strategic planning. For nearly twenty years, Ms. Adams has worked in the biotechnology sector where she has developed investor relations programs focused on ensuring investors and external audiences understand the company’s financial position and capital allocation strategy to advance research and clinical pipelines. She joined C4T from Agios Pharmaceuticals, where she held investor relations roles of increasing responsibility during her tenure. She previously led investor relations at ARIAD Pharmaceuticals and began her investor relations career at Amgen. Ms. Adams began her professional career at General Electric, where she participated in the company’s intensive Financial Management Program. After GE, she joined KPMG LLP where she led consulting teams on a variety of financial and strategic matters. She holds a B.A. in economics from Hamilton College.
"We look forward to Kendra’s expanded role as our next chief financial officer and we are excited to further leverage her strategic decision making and extensive capital markets experience as we continue to advance our pipeline of degrader medicines,” said Andrew Hirsch, president and chief executive officer. “I would like to thank Lauren for building a strong finance and accounting team and positioning C4T for future success. As we prepare for two clinical updates later this year, we believe we are well positioned to further advance our mission and bring transformative medicines to patients.”

About C4 Therapeutics
C4 Therapeutics (C4T) (Nasdaq: CCCC) is a clinical-stage biopharmaceutical company dedicated to delivering on the promise of targeted protein degradation science to create a new generation of medicines that transforms patients’ lives. C4T is leveraging its TORPEDO® platform to efficiently design and optimize small-molecule medicines that harness the body’s natural protein recycling system to rapidly degrade disease-causing proteins, offering the potential to overcome drug resistance, drug undruggable targets and improve patient outcomes. C4T is advancing multiple targeted oncology programs to the clinic and expanding its research platform to deliver the next wave of medicines for difficult-to-treat diseases. For more information, please visit www.c4therapeutics.com.
Forward-Looking Statements
This press release contains “forward-looking statements” of C4 Therapeutics, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but may not be limited to, express or implied statements regarding our ability to develop potential therapies for patients; the design and potential efficacy of our therapeutic approaches; the predictive capability of our TORPEDO® platform in the development of novel, selective, orally bioavailable BiDAC™ and MonoDAC™ degraders; the potential timing, design and advancement of our preclinical studies and clinical trials, including the potential timing for and receipt of regulatory authorization related to clinical trials and other clinical development activities including clinical trial commencement; our ability and the potential to successfully manufacture and supply our product candidates for clinical trials; our ability to replicate results achieved in our preclinical studies or clinical trials in any future studies or trials; regulatory developments in the United States and foreign countries; the potential timing for updates on our clinical and research programs; and our ability to fund our future operations. Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: uncertainties related to the initiation, timing, advancement and conduct of preclinical and clinical studies and other development requirements for our product candidates; the risk that any one or more of our product candidates will cost more to develop or may not be successfully developed and commercialized; the risk that the results of preclinical studies and/or clinical trials will or will not be predictive of results in connection with future studies or trials. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in C4 Therapeutics’ most recent Annual Report on Form 10-K and/or Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission. All information in this press release is as of the date of the release and C4 Therapeutics undertakes no duty to update this information unless required by law.

Contacts:
Investors:
Courtney Solberg
Senior Manager, Investor Relations
CSolberg@c4therapeutics.com
Media:
Loraine Spreen
Senior Director, Corporate Communications & Patient Advocacy
LSpreen@c4therapeutics.com